UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 10, 2009
(April 6, 2009)

Commission	Name of Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐      Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Woody L. Hunt, a member of the PNM Resources, Inc. (“PNMR”) Board, notified PNMR on April 6, 2009 that, for personal reasons, he would not stand for re-election at the Annual Meeting of Shareholders on May 19, 2009 and that he would complete his current term which will expire on May 19, 2009.  His action did not reflect any disagreement with PNMR on any matter relating to PNMR’s operations, policies or practices.

In a letter dated April 6, 2009, Mr. Hunt stated that he would not stand for re-election due to the needs and priorities of his extended family, and that it had become necessary to modify his involvement in boards, other organizations, and community activities.  He stated that he had no concerns, disagreements, or issues relative to management, PNMR, or PNMR’s financial statements.  He also indicated that there were no issues or disagreements with any members of the Board.  Mr. Hunt’s letter is filed herewith as Exhibit 99.1.

Mr. Robert M. Price has been elected to replace Mr. Hunt as Chair of the Finance Committee effective May 19, 2009.  Mr. Price has previously served as Chair of the Finance Committee and currently also serves on the Audit and Ethics Committee.

 Item 9.01  Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number                    Exhibit

99.1	Letter dated April 6, 2009, from Woody L. Hunt.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: April 10, 2009	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)